SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549



                                     FORM 8-K

                                  CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




                                August 23, 1995
                (Date of Report; Date of Earliest Event Reported)


                            PRUDENTIAL REALTY TRUST
              (Exact Name of Registrant as specified in its Charter)


      Massachusetts                1-8965                  22-6400284
(State of Incorporation)   (Commission File Number)        (IRS Employer
                                                       Identification No.)



     Prudential Plaza, Newark, New Jersey                07102
      (Address of Principal Executive Offices)         (Zip Code)


                                 (201) 802-4302
                (Registrant's telephone no., including area code)

     Item 1.  Not Applicable.

     Item 2.   Acquisition or Disposition of Assets.

               Disposition of Park 100 Portfolio.

               In furtherance of resolutions adopted by the Board on June 2, 1995 to effect the liquidation and termination of the Trust, on August 23, 1995 the Trust completed the sale of its Park 100 Portfolio of properties located in Indianapolis, Indiana (the "Park 100 Portfolio") to Security Capital Industrial Trust, a Maryland real estate investment trust (the "Buyer") for a sales price of $38.8 million, with net proceeds to the Trust of $37.3 million. The Park 100 Portfolio consists of 18 industrial buildings. The sales price was determined by negotiation between the Trust and the Buyer. The sale was completed pursuant to a Purchase and Sale Agreement, dated June 7, 1995, between the Trust and the Buyer, which Agreement was the subject of a current report by the Trust on Form 8-K dated June 2, 1995 and filed June 21, 1995.

               The sale of the Park 100 Portfolio and the expected sales of the Trust's Huntington Properties (as defined below) and the Trust's Maple Plaza I and II properties located in Parsippany, Morris County, New Jersey, (the "Maple Plaza Properties"), at the sales price received in the case of the Park 100 Portfolio, at the agreed price in the case of the Huntington Properties and at the bid price in the case of the Maple Plaza Properties, could result in a distribution to holders of Income Shares upon liquidation of over $5.00 per Income Share. There would be no available distribution to holders of Capital Shares. This assumes liquidation takes place in December 1995, and includes estimates for commissions and state and local taxes related to the sales, and other expenses related to the liquidation of the Trust.

     Items 3 and 4.  Not Applicable.

     Item 5.   Other Events.

               (a)  Agreement of Purchase and Sale of Huntington
                         Business Campus I and II.

               In furtherance of resolutions adopted by the Board on June 2, 1995 to effect the liquidation and termination of the Trust, the Trust entered into an Amended and Restated Agreement of Purchase and Sale (the "Huntington Agreement"), dated as of August 23, 1995, with Reckson Operating Partnership, L.P., a Delaware limited partnership ("Buyer"), for the sale of the Trust's Huntington Business Campus I & II properties located in Melville, Long Island, New York (the "Huntington Properties"). The sales price for the Huntington Properties is $11,400,000 (subject to adjustment as provided for in the Huntington Agreement), which is payable in cash.

               The closing of the sale of the Huntington
     Properties (the "Closing") is to occur no later than the earlier of (x) the third business day following receipt by the Trust of a statement of tentative assessment or statement of no tax due under Article 31-B of the New York Tax Law and any rules and regulations promulgated thereunder and (y) September 15, 1995, subject to extensions as provided therein. Closing is contingent upon customary conditions for transactions of this nature.

               The Buyer has deposited $287,500 in cash as earnest money ("Earnest Money") with an escrow agent. At and upon the Closing, the escrow agent will pay the Earnest Money, including interest thereon, if any, to Seller or to the party entitled to receive the Earnest Money in accordance with the terms of the Huntington Agreement.

               If all of the conditions to Buyer's obligations to purchase the Huntington Properties have been satisfied or waived by Buyer and if Buyer fails to consummate the transaction for any reason other than the Trust's default or the exercise by Buyer of an express right of termination as provided for in the Huntington Agreement, the Trust's sole remedy is to terminate the Huntington Agreement and to retain the Earnest Money as liquidated damages. If the Trust does not consummate the sale of the Huntington Properties for any reason other than the default of Buyer or the exercise by Buyer of a right of termination as provided for in the Huntington Agreement, the Earnest Money will be refunded to Buyer. If Buyer terminates the Huntington Agreement due to certain circumstances set forth in the Huntington Agreement, the Trust shall reimburse Buyer for all out-of-pocket costs and expenses, including reasonable attorneys' fees, incurred by Buyer up to a maximum reimbursement amount of $50,000 in connection with the preparation, negotiation and execution of the Huntington Agreement and Buyer's due diligence review of the Huntington Properties.

               A copy of the Huntington Agreement is filed as
     Exhibit 10 hereto, and is incorporated herein by reference. The foregoing description of the Agreement is qualified in its entirety by reference to the text of such document.


     Item 6.   Not Applicable.

     Item 7.   Financial Statements,
               Pro Forma Financial Information and Exhibits.

          (a)  Not applicable.
          (b)  Pro Forma Balance Sheet as of June 30, 1995.
               Pro Forma Statement of Changes in Net Assets as of
               June 30, 1995.

                       Prudential Realty Trust
                       Pro Forma Balance Sheet
                         As of June 30, 1995
                            (Unaudited)


The following unaudited Balance Sheet has been presented as if (i) the Park 100 properties were sold on June 30, 1995; (ii) the Trust's loan payable and related interest expense was paid off as of June 30, 1995; and (iii) the Trust adopted the liquidation basis of accounting as of June 30, 1995. The pro forma adjustments reflect the elimination of the carrying amount of the Park 100 properties and related assets and liabilities, the receipt of cash proceeds from the sale, the elimination of the loan and interest payable, the effect of the adoption of the liquidation basis of accounting on the Trust, and the impact on Stockholders' Equity.

                                           Pro Forma
                           Historical     Adjustments        Pro Forma
ASSETS
Real estate owned         $69,523,975   (a) $(32,254,255)   $39,502,996
                                        (b)    2,233,276
Cash & cash equivalents     2,509,589   (c)   18,022,780     20,532,369
Accounts receivable           620,469   (d)    1,000,000      2,839,323
                                        (a)     (106,146)
                                        (e)    1,325,000
Prepaid expenses              239,455   (b)     (239,455)             0
Deferred rent receivable    2,523,701   (a)     (162,695)             0
                                        (b)   (2,361,006)
Deferred financing costs       56,250   (b)      (56,250)             0

TOTAL ASSETS              $75,473,439       $(12,598,751)   $62,874,688


LIABILITIES & STOCKHOLDERS' EQUITY
Accounts payable and
  accrued expenses        $ 2,506,295   (a)    $ (72,598)    $4,182,818
                                        (e)    2,011,000
                                        (c)     (261,879)
Loans payable              18,062,123   (c)  (18,062,123)             0
Due to advisor                250,312                           250,312
Security deposits             405,046   (a)     (197,466)       207,580
Other                          97,651   (a)      (96,246)         1,405

Total Liabilities         $21,321,427       $(16,679,312)    $4,642,115

                     Prudential Realty Trust
                     Pro Forma Balance Sheet
                      As of June 30, 1995
                          (Unaudited)


LIABILITIES & STOCKHOLDERS' EQUITY continued

                                             Pro Forma
                           Historical       Adjustments       Pro Forma

Income Shares             $89,080,000                       $89,080,000

Capital Shares                111,350                           111,350

Additional paid
  in capital               12,879,052                        12,879,052

Distribution in excess
  of net income           (47,918,390)   (a) $5,189,996     (43,837,829)
                                         (b)   (423,435)
                                         (e)   (686,000)
Total Shareholders'
  Equity                  $54,152,012        $ 4,080,561    $58,232,573

TOTAL LIABILITIES &
  SHAREHOLDERS' EQUITY    $75,473,439       $(12,598,751)   $62,874,688


(a) Sale of Park 100 properties and elimination of related asset and liability accounts.
(b) Adjust properties and related assets to net realizable value under the liquidation basis of accounting.
(c) Receipt of cash proceeds from the sale of Park 100 properties net of repayment of loans and related interest payable.
(d)  Amount due November 1, 1995 from sale of Park 100.
(e) Adjust amounts to provide for expected net loss of liquidating the Trust until the expected date of disposition of Trust assets.

                    Prudential Realty Trust
          Pro Forma Statement of Changes in Net Assets
                 (in process of liquidation)
                        (Unaudited)



Because the Trust has adopted the liquidation basis of accounting, a Statement of Operations is not provided herein. However, a Pro Forma Statement of Changes in Net Assets is provided as follows:


Net assets at June 30, 1995 - Historical               $54,152,012

Gain on Sale of Park 100                                 5,189,996

Adoption of Liquidation Basis of
   Accounting                                             (423,435)

Expected Trust Net loss to expected
   date of disposition of Trust Assets                    (686,000)

Pro Forma Net assets in liquidation at June 30, 1995   $58,232,573

     (c)  Exhibits Required by Item 601 of Regulation S-K.

    Exhibit
      No.

       10 Amended and Restated Agreement of Purchase and Sale, dated as of August 25, 1995, between Prudential Realty Trust and Reckson
               Operating Partnership, L.P.


    Item 8.    Not Applicable.

                              SIGNATURE


               Pursuant to the requirements of the Securities
     Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


     Dated: September 7, 1995


                              PRUDENTIAL REALTY TRUST



                              By: /s/ James W. McCarthy
                                 Name: James W. McCarthy
                                 Title: Vice President,
                                        Comptroller and Principal
                                        Accounting Officer

                            EXHIBIT INDEX




     Exhibit No.    Description                        Page No.

        10          Amended and Restated Agreement of
                    Purchase and Sale dated as of
                    August 25, 1995, between Prudential
                    Realty Trust and Reckson Operating
                    Partnership, L.P.

                                                              EXHIBIT 10

         AMENDED AND RESTATED AGREEMENT OF PURCHASE AND SALE

                 [Huntington Business Campus I & II]

                 ARTICLE 1:  PROPERTY/PURCHASE PRICE

     1.1  Certain Basic Terms.

     (a)  Seller:                  PRUDENTIAL REALTY TRUST, a
                                        Massachusetts business trust.

     (b)  Purchaser:               RECKSON OPERATING PARTNERSHIP,
                                        L.P., a Delaware limited
                                        partnership.

     (c)  Date of this Agreement:  The latest date of execution by Seller or Purchaser, as
                                        indicated on the signature
                                        page.

     (d)  Purchase Price:          $11,400,000.

     (e)  Earnest Money:           $287,500, plus interest, if
                                        any, thereon.

     (f)  Due Diligence Period:    The period ending August 21,
                                        1995, or as extended as
                                        provided herein.

     (g)  Closing Date:            As agreed between Seller and
                                        Purchaser but no later than
                                        the earlier of (x) the third
                                        (3rd) business day following
                                        receipt by Seller of a
                                        statement of tentative
                                        assessment or statement of no
                                        tax due under the Gains Tax
                                        Law and (y) September 15,
                                        1995, subject to extension as
                                        provided herein.  All
                                        extension periods for the
                                        Closing provided herein shall
                                        run concurrently, not
                                        consecutively.

     (h)  Title Company:           Commonwealth Land Title
                                   Insurance Company
                                   655 Third Avenue, Floor 11
                                   New York, New York 10017
                                   Attn: William Deatley

                                   Telephone: 212-949-0100
                                   Facsimile: 212-983-8430

                                   or

                                   Lawyers Title Insurance
                                   Corporation
                                   708 Third Avenue
                                   New York, New York
                                   Attn: Craig Fedder
                                   Telephone: 212-557-9170

     (i)  Escrow Agent:            Sullivan & Cromwell
                                   250 Park Avenue, 15th Floor
                                   New York, New York 10177
                                   Attn: Ruddick C. Lawrence, Jr.
                                   Telephone: 212-558-3138
                                   Facsimile: 212-558-3792

          1.2 Property. Subject to the terms and conditions of this agreement ("Agreement"), Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller the property ("Property") described as follows:

          (a) The "Real Property," being the lands described in Exhibit A attached hereto together with (i) all improvements located thereon ("Improvements"), (ii) all and singular the rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances thereon or in anywise appertaining to such real property, and (iii) without warranty all right, title, and interest of Seller in and to all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining such real property.

          (b) The landlord's interest in the "Leases," being all leases, licenses and occupancy agreements affecting the Improvements and any security deposits made by any person or entity in connection therewith, including leases which may be made by Seller after July 7, 1995 (the "Initial Execution Date") and prior to Closing as permitted by this Agreement. Seller's interest in all uncollected insurance proceeds and condemnation awards with respect to the Property.

          (c) The "Tangible Personal Property," being all equipment, machinery, fixtures, furniture, furnishings, supplies and other tangible personal property owned by Seller, and Seller's interest in any such property leased by Seller, now or hereafter located in and used in connection with the operation, ownership or management of the Real Property.

          (d) Seller's interest in the "Intangible Personal Property," being all intangible personal property related to the Real Property, to the extent such property is assignable, including, without limitation: all trade names and trade marks associated with the Real Property including Seller's rights and interests in the name of the Real Property to the extent, if any, Seller has any such rights; the plans and specifications and other architectural and engineering drawings for the Improvements; warranties; contract rights related to the construction, operation, ownership, or management of the Real Property (but excluding Seller's obligations thereunder except those expressly assumed pursuant to this Agreement); governmental permits, approvals and licenses (to the extent assignable); and telephone exchange numbers (to the extent assignable).

          1.3 Earnest Money. On the Initial Execution Date Purchaser deposited the Earnest Money with the Escrow Agent. The Escrow Agent shall pay the Earnest Money to Seller at and upon the Closing, or otherwise, to the party entitled to receive the Earnest Money in accordance with this Agreement. The Earnest Money shall be held in an interest-bearing account and disbursed by the Escrow Agent pursuant to that Earnest Money Escrow Agreement which the parties have executed simultaneously with this Agreement.

          If all of the conditions to Purchaser's obligation to purchase the Property have been satisfied or waived in writing by Purchaser and if Purchaser should fail to consummate this transaction for any reason other than Seller's default or the exercise by Purchaser of an express right of termination granted herein, Seller's sole remedy in such event shall be to terminate this Agreement and to retain the Earnest Money as liquidated damages, Seller waiving all other rights or remedies in the event of such default by Purchaser. The parties acknowledge that Seller's actual damages in the event of a default by Purchaser under this Agreement will be difficult to ascertain, and that such liquidated damages represent the parties' best estimate of such damages. Purchaser shall be entitled to all remedies at law or in equity in the event of Seller's default, including the remedy of specific performance. The Earnest Money shall promptly be returned to Purchaser in the event of a Seller default hereunder (but not as Purchaser's sole remedy in such event) or if Purchaser elects to terminate this Agreement pursuant to an express right herein granted or failure of a condition. Purchaser must exercise any right of termination as to all the Property and may not terminate this Agreement as to only a portion of the Property.

          In the event Seller should fail or be unable to consummate the transactions contemplated hereunder for any reason other than the default of Purchaser hereunder or the transaction fails to close due to the exercise by Purchaser of a right of termination hereunder, in addition to any other remedies that may be available to Purchaser pursuant to this Agreement, the Earnest Money shall be refunded to Purchaser. If Purchaser terminates this Agreement pursuant to Paragraph 5.2(d), in addition to any other reimbursement right hereunder, Seller shall reimburse Purchaser upon demand and presentment of paid invoices for all out of pocket costs and expenses, including reasonable attorneys' fees, incurred by Purchaser up to a maximum reimbursement amount of $50,000 in connection with the preparation, negotiation and execution of this Agreement, Purchaser's due diligence review of the Property and otherwise in connection with the transactions contemplated hereunder ("Due Diligence Costs").


                        ARTICLE 2:  INSPECTION

          2.1 Seller's Delivery of Specified Documents. Beginning on July 7, 1995 and with all access and deliveries completed by July 14, 1995 or as otherwise provided herein (with Purchaser having continuing access to the Property Information to and through the Closing Date), Seller shall deliver or provide access to Purchaser at the Property the following with respect to the Property, to the extent not heretofore delivered to Purchaser (collectively, the "Property Information"):

          (a) Rent Roll. A current rent roll and delinquency report in the form attached hereto as Exhibit B ("Rent
     Roll") and a billing and collection statement for June;

          (b)  Operating Statements.  Operating statements of the
     Property for the 36 months preceding May 30, 1995
     ("Operating Statements"), and, as they become available, operating statements for each succeeding month;

          (c) Tax Statements. Copies or a summary of ad valorem tax statements relating to the Property for the current year or other current tax period (if available) and for the 24 months preceding the Agreement;

          (d) Leases. Copies of all Leases (including all amendments and guarantees);

          (e) Tenant Information. Information relative to tenant payment history and leasing commissions and all tenant correspondence and commission agreements relating to the Property. All such commission agreements shall be delivered to Purchaser on or before July 14, 1995. Any such information and correspondence in Seller's possession is located in and will be made available to Purchaser at Seller's property management office at the Property;

          (f) Service Contracts. A list together with copies of all management, service, supply, equipment rental, and other contracts related to the operation of the Property ("Service
     Contracts");

          (g) Maintenance Records. All available maintenance work orders for the 12 months preceding this Agreement;

          (h) List of Capital Improvements. A list of all capital improvements known to Seller and performed on the Property within the 24 months preceding this Agreement, including, without limitation, all roof and HVAC work;

          (i) Environmental Documents. Any environmental reports in Seller's possession related to the Property; any written claims, notices, demands, suits or other communication in Seller's possession relating to any alleged violation of any federal, state or local law or regulation relating to the environment, health or safety, or any recognized environmental condition (as hereinafter defined) with respect to the Property;

          (j) Plans and Specifications. All construction plans and specifications in Seller's possession relating to the original development of the Property and any major capital repairs or tenant improvements. Any such information in Seller's possession is located in and will be made available to Purchaser at Seller's property management office at the Property;

          (k) Zoning Materials. All certificates of occupancy, and letters or other information with respect to zoning compliance by the Property;

          (l) List of Security Deposits. A list of all security deposits held by Seller pursuant to the Leases; and

          (m) Other Documents. Any other documents located in Seller's possession relating to the Property.

          Seller shall provide to Purchaser any documents described above and coming into Seller's possession or produced by Seller after the initial delivery above and to continue to provide same during the pendency of this Agreement.

          2.2 Due Diligence. Purchaser shall have through the last day of the Due Diligence Period in which to examine, inspect, and investigate the Property. Notwithstanding anything to the contrary in this Agreement, Purchaser may terminate this Agreement by giving notice of termination to Seller on or before the applicable date and time indicated for any of the following reasons:

          (a) Net Operating Income and Leases. Purchaser may terminate this Agreement on or before 5:00 p.m. EST, July 17, 1995, if Purchaser has determined, acting in good faith, that any of the following is not satisfactory to Purchaser: (i) net operating income for Leases in place for the periods indicated as set forth in the "J.P. Morgan Descriptive Memorandum ("Memorandum"), including, without limitation, Exhibit III-1: Consolidated Cash Flow Projections for 1995", employing the method of calculation set forth therein
               (ii) the existence and magnitude of tenant defaults or delinquencies as of June 30, 1995 and the credit-worthiness of the tenants; or (iii) material provisions (including, without limitation, termination rights) in any of the Leases, including those out for signature.

          (b) Environmental Investigation. Purchaser may terminate this Agreement on or before the expiration of the Due Diligence Period if Purchaser concludes that there is a recognized environmental condition affecting the Property. For purposes of this subparagraph (a) a "recognized environmental condition" is that defined by the "American Society for Testing and Materials Standard Practice for Environmental Site Assessments:
               Phase I Site Assessment Process (E 1527-93)" (the "ASTM Phase I Standard") as the presence or likely presence of any hazardous substances or petroleum products on or in the vicinity of the Property under conditions that indicate an existing release or a past release or an imminent threat of a release of any hazardous substances or petroleum products into structures on the Property or into the ground, groundwater or surface water of the Property. The term "recognized environmental condition" includes hazardous substances or petroleum products even under conditions in compliance with laws. The term "recognized environmental condition" is not intended to include de minimis conditions that generally do not (and with the passage of time, will not) present a material risk of harm to public health or the environment and that generally would not be (and with the passage of time, would not become) the subject of an enforcement action if brought to the attention of appropriate governmental agencies. For purposes of this Agreement, "recognized environmental conditions" also includes, without limitation, the presence of asbestos, radon or electromagnetic fields under circumstances that represent a threat or potential threat to human health or the environment. The definitions for hazardous substances, petroleum products and asbestos set forth in the ASTM Phase I Standard are incorporated by reference.

          In the event that Purchaser's environmental assessor, after diligent effort, starting promptly after the Initial Execution Date, is unable to complete its Phase I assessment prior to the expiration of the Due Diligence Period, the Due Diligence Period shall be extended for a single additional period of 15 days. Promptly after completion of Purchaser's environmental review, Purchaser shall provide written notice to Seller of any recognized environmental conditions affecting the Property. Seller shall have seven days after receipt of such notice in which to elect, by written notice to Purchaser, to remediate or cure any recognized environmental condition so identified. If Seller so elects, Seller shall have a period of 90 days following the date of its notice to Purchaser (the "Cure Period") in which to effect a remediation or cure, and the Closing Date shall be delayed to the extent necessary to allow a full 90-day Cure Period. Following notice from Seller that a remediation or cure has been effected and completed, Purchaser shall have a period of 30 days thereafter in which to determine whether the recognized environmental condition(s) have been remediated or cured, and the Closing Date shall be delayed to the extent necessary to allow a full 30-day review period. A recognized environmental condition shall be considered remediated or cured if it no longer constitutes a recognized environmental condition and requires no further investigation, remediation, monitoring, maintenance or other action to prevent such condition from becoming a recognized environmental condition in the future.

          (c) Repairs and Replacements. If the good faith estimated cost of repairs and replacements to the Property (including but not limited to repairs and replacements required to bring the Property into compliance with applicable laws) recommended by Purchaser's architectural and engineering consultants

               ("Necessary Repairs") does not exceed $115,000, Purchaser shall not be entitled to any credit against the Purchase Price and neither party shall have any right to terminate this Agreement pursuant to this subparagraph 2.2(c). If the good faith estimated cost of Necessary Repairs exceeds $115,000, but is less than $230,000, and if Purchaser requests Seller to grant it a credit against the Purchase Price for such excess or a portion thereof, and if Purchaser and Seller, after negotiating in good faith, are unable to agree within 10 days on the amount of the credit, then, if Purchaser initially requested a credit not exceeding $115,000, Purchaser, but not Seller, may elect to terminate the Agreement. If the good faith estimated cost of Necessary Repairs exceeds $230,000, and if Purchaser and Seller, after negotiating in good faith, are unable to agree within 10 days on the amount of the credit, then either Purchaser or Seller may terminate this Agreement. In addition to its termination right set forth in this subparagraph (c) above, Purchaser may terminate this Agreement if its architectural and engineering consultants or attorneys reasonably determine that the Property or any portion thereof is not in material compliance with all laws, including, without limitation, laws regulating the use and occupancy of the Property or any portion thereof, and such noncompliance cannot be remedied by money; provided, however, that Purchaser may not terminate this Agreement unless it shall have provided written notice to Seller of such noncompliance and Seller shall have failed to cure or correct such noncompliance within 90 days after Seller's receipt of such notice, and the Closing Date shall be extended, if necessary, to allow a full 90-day period in which to effect such cure.

          If this Agreement terminates pursuant to any provision of this Paragraph 2.2, the Earnest Money shall be refunded to Purchaser immediately upon request, and all further rights and obligations of the parties under this Agreement shall terminate, except pursuant to any provisions hereof which expressly survive any such termination.

          2.3 Access. Purchaser shall have reasonable access to the Property for the purpose of conducting surveys, architectural, engineering, geotechnical, and environmental inspections and tests (including invasive testing such as without limitation soil and groundwater testing), and any other inspections, studies, or tests reasonably required by Purchaser. Purchaser shall keep the Property free and clear of any liens and will indemnify, defend, and hold Seller harmless from all claims and liabilities asserted against Seller as a result of any such entry by Purchaser, its agents, employees, or representatives. If any inspection or test disturbs the Property, Purchaser will restore the Property to the same condition as existed prior to any such inspection or test. Purchaser and its agents, employees, and representatives shall have a continuing right of reasonable access to the Property during the pendency of this Agreement with the right to examine and make copies of all books and records and other materials relating to the Property in Seller's or its property manager's possession and the right to conduct a "walk-through" of the Property prior to the Closing upon appropriate notice to tenants as permitted under the Leases. In the course of its investigations Purchaser may make inquiries to third parties ("Third Parties") including, without limitation, tenants, lenders, contractors, property managers, parties to Service Contracts, and municipal, local, and other government officials and representatives, subject to Seller's consent to each such inquiry, which consent shall not be unreasonably withheld. Purchaser shall notify Seller of any meetings it wishes to hold with Third Parties and shall provide Seller with the opportunity to be present at such meetings.

          2.4 Tenant Estoppels. Seller shall use reasonable efforts to secure and deliver to Purchaser, no later than 5 business days before the expiration of the Due Diligence Period estoppel certificates from tenants under all Leases in the form attached hereto as Exhibit D. Purchaser's obligation to close the transaction contemplated under this Agreement is subject to the condition that Purchaser shall have received, as of Closing, estoppel certificates executed by all tenants under the Leases in such form as the tenant is required to provide under its Lease, the information in all such estoppel certificates being consistent with the information in the Memorandum, the results of Purchaser's investigations pursuant to Paragraph 2.2(a), the Rent Rolls and the representations of Seller in Paragraph 7.1.

          2.5 Service Contracts. During the Due Diligence Period the parties will endeavor to agree as to which Service Contracts Purchaser will assume and which Service Contracts will be terminated by Seller at Closing.
     Purchaser will assume the obligations arising from and after the Closing Date under those Service Contracts that were entered into in the ordinary course of business and that are not in default as of the Closing Date or which Seller and Purchaser have agreed will be not terminated. Seller shall terminate at Closing all Service Contracts that are not so assumed. Seller shall terminate at Closing, and Purchaser shall not assume, any property management agreement affecting the Property.


                 ARTICLE 3:  TITLE AND SURVEY REVIEW

          3.1 Delivery of Title Commitment and Survey. Promptly after the Initial Execution Date Purchaser caused to be prepared for the Property and delivered to Seller: (i) a current, effective commitment for title insurance ("Title Commitment") issued by the Title Company, in the amount of the Purchase Price, with Purchaser as the proposed insured and (ii) current survey of the Property ("Survey"), prepared by one or more surveyors licensed in the State of New York; and (iii) copies of Uniform Commercial Code searches in the name of Seller and the Property ("UCC Searches").

          3.2 Title Review and Cure. During the period ending 12 business days after receipt by Purchaser of the Title Commitment, Survey and UCC Searches ("Title Review Period"), Purchaser shall review title to the Property as disclosed by the Title Commitment and the Survey. Seller, without any obligation to incur any cost or expense except as provided below, will cooperate with Purchaser in curing any objections Purchaser may have to title to the Property. Seller shall have no obligation to cure title objections except mechanic's, materialman's and tax liens created by Seller, its agents or contractors, contractual liens voluntarily entered into by Seller and title defects that would render title unmarketable, provided that Seller shall not be obligated to spend more than $115,000 in the aggregate to remove title defects that would render title unmarketable, other than mechanic's, materialman's and tax liens created by Seller, its agents or contractors and contractual liens voluntarily entered into by Seller.
     Seller agrees to remove any exceptions or encumbrances to title which are created by Seller after the Initial Execution Date. Purchaser may terminate this Agreement by notice to Seller before the end of the Title Review Period if title to the Property (and matters affecting the Property as disclosed by the Title Commitment and the Survey) and the endorsements and exclusions to the Title Policy are not satisfactory to Purchaser, acting in good faith, and by notice to Seller after expiration of the Title Review Period if the Title Company revises any Title Commitment after the expiration of the Title Review Period to add material exceptions, or to modify exceptions in any material respect, or to add to or modify in any material respect the conditions to obtaining any endorsement requested by Purchaser during the Title Review Period if such additions, modifications or deletions are not acceptable to Purchaser and are not removed by the Closing Date. If this Agreement is terminated pursuant to the preceding sentence, the Earnest Money shall promptly be returned to Purchaser.

          3.3  Delivery of Title Policy at Closing.   At the
     Closing, as a condition to Purchaser's obligation to close, the Title Company shall deliver to Purchaser a 1992 ALTA Owner's Policy of Title Insurance covering the Property ("Title Policy") issued by the Title Company, with modifications or deletions of standard exceptions as follows: (1) rights or claims of parties in possession not shown by public records (limited to right of possession of tenants under Leases as tenants only), (2) encroachments, overlaps, boundary line disputes and matters that would be disclosed by an accurate survey and inspection of the premises (limited to those matters disclosed in the Survey),
     (3) easements, or claims of easements, not shown by the public records (deleted), (4) any lien, or right of lien, for services, labor, or material heretofore or hereinafter furnished, imposed by law, and not shown by the public records (deleted), (5) taxes or special assessments that are not shown as existing liens by the public records (limited to taxes not yet due and payable), containing the endorsements and modifications to the exclusions that during the Title Review Period the Title Company agreed to issue, dated the date and time of the recording of the Deed(s) (defined below) in the amount of the Purchase Price, insuring Purchaser as owner of good, marketable and indefeasible fee simple title to the Property, subject only to the Permitted Exceptions. The term "Permitted Exceptions" with respect to the Property shall mean the specific exceptions (exceptions that are not part of the promulgated title insurance form) in the Title Commitments that the Title Company has not agreed to insure over or remove from such Title Commitments and that Seller is not required to remove as provided above, real estate taxes not yet due and payable, and tenants in possession as tenants only under the Leases or subleases without any option to purchase or acquire an interest, other than a leasehold interest by a tenant pursuant to a space lease, the Property or any portion thereof, none of which individually or in the aggregate materially affects the value or marketability of the Property. The Permitted Exceptions shall apply only to the applicable portions of the Property as indicated in the Title Commitments. Seller shall execute at Closing an affidavit reasonably satisfactory to the Title Company so that the Title Company can delete or modify the standard printed exceptions as set forth above.

          3.4 Title and Survey Costs. The cost of the Survey, including any necessary revisions, the UCC Searches and the premium for the Title Policy shall be paid by Purchaser.


               ARTICLE 4:  OPERATIONS AND RISK OF LOSS

          4.1 Performance under Leases and Service Contracts and Operation and Maintenance of the Property. During the pendency of this Agreement, Seller will perform its material obligations under Leases and Service Contracts and other agreements that may affect the Property and operate and maintain the Property to the same standards under which Seller has operated and maintained the Property to date, including, without limitation, the maintenance of casualty insurance coverage. During the pendency of this Agreement, Seller shall not withdraw any challenge to taxes paid or payable with respect to the Property without the prior consent of Purchaser.

          4.2 New Contracts. During the pendency of this Agreement, Seller will not enter into any contract that will be an obligation affecting any of the Property subsequent to the Closing except contracts entered into in the ordinary course of business that are terminable without cause on 30-days notice.

          4.3 Listings and Other Offers. During the pendency of this Agreement, Seller will not enter into any contracts or agreements (whether binding or not) regarding any disposition of any of the Property.

          4.4 Commission Arrangements. During the pendency of this Agreement, Seller will not amend, terminate or enter into any Lease without Purchaser's prior written consent in each instance, which consent Purchaser shall not unreasonably delay or withhold. At the Closing, Purchaser shall agree to assume the payment for commissions and tenant improvements in connection with any Lease consented to by Purchaser pursuant to this Paragraph 4.4, provided the amount of the commission and tenant improvements was disclosed to Purchaser by Seller in obtaining such consent.

          4.5 Removal and Replacement of Tangible Personal Property. Seller will not remove any Tangible Personal Property except as may be required for necessary repair or replacement, and replacement shall be of equal quality and quantity as existed as of the time of its removal.

          4.6 Damage. Risk of loss for the Property up to and including the Closing Date shall be borne by Seller. In the event the Property or a portion thereof is materially damaged or destroyed, Purchaser may, at its option, by notice to Seller given within 10 business days after Purchaser is notified by Seller of such damage or destruction (and if necessary the Closing Date shall be extended to give Purchaser the full 10-business-day period to make such election): (i) terminate this Agreement, in which case the Earnest Money shall be immediately returned to Purchaser or (ii) proceed under this Agreement, receive any insurance proceeds (including any rent loss insurance applicable to any period on and after the Closing Date) due Seller as a result of such damage or destruction and assume responsibility for such repair, and Purchaser shall receive a credit at Closing for the reasonable cost to complete the repair of any uninsured damage or for any deductible or coinsured amount under said insurance policies. "Materially damaged" means damage reasonably exceeding (in the aggregate for all property damaged) $500,000 for insured damage and $250,000 for uninsured damage. If Purchaser elects (ii) above, Seller will cooperate with Purchaser after the Closing to assist Purchaser in obtaining the insurance proceeds from Seller's insurers. Purchaser may extend the Closing Date up to 90 days in order to obtain a written settlement agreement and assignment of insurance proceeds with Seller's insurer. If the Property is not materially damaged, then Purchaser shall not have the right to terminate this Agreement as to such Property, but Seller shall, at its cost, repair the damage before the Closing in a manner reasonably satisfactory to Purchaser or, if repairs cannot be completed before the Closing, credit Purchaser at Closing for the reasonable cost to complete the repair. The Closing Date may be extended up to 90 days in order to permit Seller to complete any repair or restoration. It shall be a condition of Closing that Purchaser shall have received assurances, to its reasonable satisfaction, that there are no unresolved issues between any tenant and Seller as landlord relating to fire, water, smoke or other consequential damages with respect to the fire that occurred on the portion of the Property leased to Union Transport.

          4.7 Condemnation. By notice to Seller given within 10 business days after Purchaser receives notice of material proceedings in eminent domain that are contemplated, threatened or instituted against the Property or any portion thereof by any body having the power of eminent domain (if necessary, the Closing Date shall be extended to give Purchaser the full 10-business-day period to make such election), Purchaser may: (i) terminate this Agreement in which case the Earnest Money shall be immediately returned to Purchaser; or (ii) proceed under this Agreement in which event Seller shall, at the Closing, assign to Purchaser its entire right, title and interest in and to any condemnation award, and Purchaser shall have the sole right during the pendency of this Agreement to negotiate and otherwise deal with the condemning authority in respect of such matter. A proceeding is material only if the damage to the owner of the area taken is reasonably expected to exceed $500,000 (in aggregate for all condemnation proceedings), whether or not the offer from the condemning authority or actual award exceeds $500,000. Damage includes the land actually taken and any diminution in the value of the remaining property as a result of such taking, including, without limitation, loss in value due to a portion of any remainder of the property constituting a legally nonconforming use or loss in value due to a limitation on access to the Property.

          4.8 Uniform Vendor and Purchaser Risk Act. The provisions of this Article 4 shall be construed as express provisions in lieu of the provisions of the Uniform Vendor and Purchaser Risk Act, as adopted in the State of New York (Section 5-1311 of the New York General Obligations Law), which the parties agree shall be inapplicable to the transactions contemplated hereby.


                         ARTICLE 5:  CLOSING

          5.1 Closing. The consummation of the transaction contemplated herein ("Closing") shall occur on the Closing
     Date at Seller's or its attorney's office in New York City, New York.

          5.2 Conditions to the Parties' Obligations to Close. In addition to all other conditions set forth herein, the obligation of Seller, on the one hand, and Purchaser, on the other hand, to consummate the transactions contemplated hereunder shall be contingent upon the following:

          (a) The other party's representations and warranties contained herein shall be true and correct as of the Initial Execution Date and the Closing Date. For purposes of this clause (a), a representation shall be false if the factual matter that is the subject of the representation is false notwithstanding any lack of knowledge or notice to the party making the representation;

          (b) As of the Closing Date, the other party shall have performed its obligations hereunder and all deliveries to be made at Closing have been tendered;

          (c) The consummation of the transaction would not violate, or subject a party to liability under, the Employee
     Retirement Income Security Act of 1974, as amended;

          (d) There shall exist no pending order or decree issued by any court or administrative agency restraining or prohibiting the consummation of the transactions contemplated hereby. Seller, at its election, may suspend Purchaser's right to terminate this Agreement pursuant to this subparagraph (d) above for up to 90 days if it attempts in good faith by appropriate proceedings to lift or remove such order or decree to enable the Closing to occur within such 90 day period;

          (e) There shall exist no pending or threatened action, suit or proceeding with respect to the other party before or by any court or administrative agency, which, if determined adversely, would (i) prevent the consummation of the transactions contemplated hereby, (ii) cause any of the transactions to be rescinded following consummation, or
     (iii) adversely affect the right of Purchaser to own, operate, encumber or transfer the Property or any portion thereof.

          So long as a party is not in default hereunder, if any condition to such party's obligation to proceed with the Closing hereunder has not been satisfied as of the Closing Date, such party may, in its sole discretion, terminate this Agreement by delivering written notice to the other party on or before the Closing Date, or elect to close, notwithstanding the non-satisfaction of such condition, in which event such party shall be deemed to have waived any such condition. Nothing in the foregoing shall relieve a party from any liability it would otherwise have if the failure of a party to satisfy a condition also constitutes a default by such party hereunder.

          5.3 Seller's Deliveries. On the Closing Date, Seller shall deliver to Purchaser the following with respect to the
     Property:

          (a) Deed. A special warranty deed (warranting title against any party claiming by, through or under Seller) in form provided for under the law of the State of New York or otherwise in conformity with the custom in such jurisdiction and mutually satisfactory to the parties, executed and acknowledged by Seller, conveying to Purchaser good, indefeasible and marketable fee simple title to the Real Property, subject only to the Permitted Exceptions applicable to the Real Property (the "Deed"). In addition to the Permitted Exceptions, the Deed shall be expressly subject to: (i) all zoning and building laws, ordinances, maps, resolutions and regulations of all governmental authorities having jurisdiction which affect the Property and use and improvement thereof; and (ii) any state of facts shown in the Survey;

          (b) Assignment of Leases, Service Contracts, and Personal Property. An Assignment of Leases, Service Contracts, and Personal Property in the form of Exhibit E attached hereto, executed and acknowledged by Seller, vesting in Purchaser good title to the property described therein free of any claims except for the Permitted Exceptions to the extent applicable;

          (c) Notice to Tenants. A notice to each tenant in the form of Exhibit F attached hereto.

          (d) State Law Disclosures. Such disclosures and reports, required by applicable state and local law in connection with the conveyance of real property;

          (e)  FIRPTA.  A Foreign Investment in Real Property Tax
     Act affidavit executed by Seller;

          (f) Tenant Estoppels. Estoppel certificates satisfying the conditions in Paragraph 2.4, dated (or recertified and updated as of a date) not earlier than July 25, 1995, and in no event earlier than 90 days before the Closing Date if the Closing Date is extended as provided herein;

          (g) Authority. Evidence of existence, organization, and authority of Seller and the authority of the person executing documents on behalf of Seller, including, without limitation, the resolutions of Seller authorizing this transactions contemplated herein, reasonably satisfactory to Purchaser and the Title Company;

          (h) Opinion. An opinion of Seller's counsel, Goodwin, Procter & Hoar, in form and substance reasonably acceptable to Purchaser and its counsel, which shall address the existence, organization and authority of Seller and the authority of the person executing documents on behalf of Seller and the compliance by Seller with its governing documents;

          (i) Updated Rent Roll. An updated Rent Roll, showing all arrearages and prepayments;

          (j) Licenses, Permits and Approvals. All licenses, permits and approvals relating to the Property;

          (k) Leases. Each original Lease in Seller's possession;

          (l) Plans and Specifications. All plans and specifications with respect to the Property in Seller's possession

          (m) Service Contracts. All service contracts with respect to the Property to be assumed by Purchaser;

          (n) Title Affidavit. To the Title Company, a title affidavit as required pursuant to Paragraph 3.3;

          (o) List of Security Deposits. An updated list of all security deposits, including interest earned thereon, held by Seller pursuant to the Leases, to the extent there are any changes to the list provided to Purchaser pursuant to subparagraph 2.1(l);

          (p) Gains Tax Assessment. The statement of tentative assessment under the Gains Tax Law, as required pursuant to Paragraph 9.18;

          (q) Broker's Indemnity. An indemnity from Sutton & Edwards Inc. to Purchaser, stating, in substance, that Sutton & Edwards Inc. will indemnify Purchaser for any liability for brokerage fees of any broker claiming through or under Seller;

          (r) Assignment of Tax Certiorari Claims. An assignment of Seller's tax certiorari claims, in accordance with Paragraph 5.09, including an indemnity from the assignee thereunder, indemnifying Purchaser for liability for amounts recovered from such claims and payable to tenants under Leases; and

          (s) Additional Documents. Any additional documents that Purchaser, the Escrow Agent or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement, including appropriate transfer tax returns.

          5.4  Purchaser's Deliveries.  On the Closing Date,
     Purchaser shall deliver to Seller the following:

          (a) Purchase Price. The Purchase Price, less the Earnest Money that is applied to the Purchase Price, plus or minus applicable prorations, in immediate, same-day federal funds wired for credit into an account designated by Seller and instructions to the Escrow Agent to deliver the Earnest

     Money that is applied to the Purchase Price in immediate, same-day federal funds wired for credit into such account;

          (b)  Assignment of Leases, Service Contracts and
     Personal Property. Execution by Purchaser of the Assignment of Leases, Service Contracts and Personal Property;

          (c) State Law Disclosures. Such disclosures and reports required by applicable state and local law in connection with the conveyance of real property;

          (d) Additional Documents. Any additional documents that Seller, the Escrow Agent or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement, including appropriate transfer tax returns.

          5.5 Transfer Taxes and Recording Costs. All transfer taxes and all costs of recording the Deeds and other conveyance documents (excluding the cost of recording any documents required to clear title) shall be paid by Seller.

          5.6  Title Policy.  The Escrow Agent shall deliver to
     Purchaser the Title Policy pursuant to Paragraph 3.3.

          5.7 Possession. Seller shall deliver to Purchaser possession of the Property subject only to the Permitted
     Exceptions applicable to such Property.

          5.8 Delivery of Books and Records. Immediately after the Closing, Seller shall package for delivery to Purchaser the original Leases, and, to the extent available, copies or originals of all books and records of account, contracts, copies of correspondence with tenants and suppliers, receipts for deposits, unpaid bills and other papers or documents which pertain to the Property together with all advertising materials, booklets, keys and other items, if any, used in the operation of the Property acquired by Purchaser, and the original "as-built" plans and specifications and all other available plans and specifications. Purchaser shall arrange for actual delivery at its expense of the documents to its offices.

          5.9 Tax Certiorari Claims. Seller shall assign its rights with respect to tax certiorari claims with respect to the Property for any period prior to the Closing Date to Purchaser. Purchaser agrees to perform, execute and deliver, on or after the Closing, any further deliveries and assurances as may be reasonably necessary to ensure the recovery by the tenants of all amounts to which they are entitled by virtue of such tax certiorari claims. Seller shall not enter into any settlement with respect to such tax certiorari claims unless either (i) Seller has received Purchaser's prior written approval of such settlement or
     (ii) such settlement is based upon an appraised value for the Property of $250,000 or less for each of the 92-93, 93-94 and 94-95 tax years.


                        ARTICLE 6: PRORATIONS

          6.1 Prorations. The items in subparagraphs (a) through (c) of this Paragraph 6.1 shall be prorated between Seller and Purchaser as of the close of business of the day immediately preceding the Closing Date for the Property:

          (a) Taxes and Assessments and Water and Sewer Charges. All real estate taxes and assessments imposed by governmental authority ("Taxes") and any assessments by private covenant constituting a lien or charge on the Property for the then-current calendar year or other current tax period. Water and sewer charges shall be apportioned based upon meter readings taken not more than two days prior to the Closing Date.

          (b) Collected Rent. All collected rent and other income (and any applicable state or local tax on rent) under Leases, but excluding payments for Operating Costs. Seller shall be charged with any rentals collected by Seller before Closing but applicable to any period of time after Closing. Uncollected rent and other income shall not be prorated. If Purchaser collects delinquencies after Closing, Purchaser shall apply such rent to the obligations owing Purchaser for its period of ownership, remitting the balance, if any, to Seller. Purchaser shall bill and attempt to collect such delinquent rent in the ordinary course of business, but shall not be obligated to engage a collection agency or take legal action to collect any delinquencies. Seller shall not have the right to seek collection of any rents delinquent for any period prior to the Closing.

          (c) Operating Costs. Seller, as landlord under the Leases, is currently collecting from tenants under the Leases additional rent to cover Taxes, insurance, utilities (to the extent not paid directly by tenants), common area maintenance and other operating costs and expenses (collectively, "Operating Costs") incurred by Seller in connection with the ownership, operation, maintenance and management of the Property. At Closing, Purchaser shall receive a credit or debit (the debit being calculated only with respect to tenants who are then current under their Leases) equal to the amount of the payments made by tenants in respect of Operating Costs for the period for which such Operating Costs were collected less the amount actually and properly paid by Seller during this same period of time for Operating Cost items. Amounts actually and properly paid by Seller during such period shall be calculated on the basis of amounts actually paid by Seller through the 23rd day of the month that immediately precedes the Closing Date (the "Cut-Off Date"), and shall be estimated for the period from the Cut-Off Date to the Closing Date by adding an amount equal to the product of (i) the average daily amount paid by Seller, being (a) the amounts actually paid by Seller through the Cut-Off Date, divided by (b) the number of days in 1995 through the Cut-Off Date, and (ii) the number of days from the Cut-Off Date to the Closing Date. Payments in arrears made by tenants on the basis of actual costs for the period preceding the Cut-Off Date and from the Cut-Off Date to the Closing Date shall be calculated and estimated in the same manner. Operating Costs that are not paid by tenants either directly or reimbursed under the Leases shall be prorated. In lieu of any post-Closing adjustment for Operating Costs, at Closing Purchaser shall receive a credit for estimated disallowable expenses payable to tenants after annual or other periodic Operating Cost adjustment following the Closing. This credit will be determined by assuming that Operating Costs for the first six months of 1995 will be consistent for the remainder of 1995 and applying the same percentage adjustment for disallowable expenses as was used in the reconciliation for 1994 Operating Costs.

          6.2 Leasing Commissions. On or before the Closing Date, except as provided pursuant to Paragraph 4.4 and the leasing commissions payable pursuant to the Leases with Opti-Ray and AT&T due and payable after the Closing Date, Seller shall pay in full all leasing commissions due to leasing or other agents for the current remaining term of each Lease; provided, however, that if any leasing agent will not accept such payment, then Purchaser shall assume the obligation to pay such leasing commissions and shall be entitled to a credit against the Purchase Price at Closing in an amount equal to the then-unpaid leasing commissions and Purchaser shall assume, in writing, the commission agreements, if any, and the obligation to pay any leasing commissions due thereunder after the Closing Date, including any obligation for the payment of a leasing commission due as a result of the renewal of any Lease or the expansion of lease space occupied by any tenant pursuant to an express provision set forth in any such Lease or a commission agreement covering such Lease.

          6.3 Tenant Deposits. All tenant security deposits (and interest thereon if required by law or contract to be earned thereon) shall be transferred or credited to Purchaser at Closing. At Closing Purchaser shall assume Seller's obligations related to tenant security deposits but only to the extent they are properly credited or transferred to Purchaser.

          6.4 Utility Deposits. Seller shall receive a credit for the amount of deposits, if any, with utility companies that are transferable and that are assigned to Purchaser at the Closing.


              ARTICLE 7:  REPRESENTATIONS AND WARRANTIES

          7.1 Seller's Representations and Warranties. As a material inducement to Purchaser to execute this Agreement and consummate this transaction, Seller represents and warrants to Purchaser that:

          (a) Organization and Authority. Seller has been duly organized and is validly existing as a Massachusetts business trust, and Seller is in good standing and is qualified to do business in the State of New York. Seller has the full right, authority and power to own its properties and to conduct its business.

          (b) Authorization. Seller has the requisite power to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance by Seller of this Agreement and all of the documents to be delivered by Seller at the Closing and the consummation of the transactions contemplated hereby have been duly authorized and approved by its Board of Trustees and no further action on the part of Seller is necessary to authorize the execution, delivery and performance by Seller of this Agreement. This Agreement and all of the documents to be delivered by Seller at the Closing do and will constitute valid and binding agreements of Seller enforceable in accordance with their terms, except to the extent that their enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

          (c) No Contravention. Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor compliance with the terms, conditions or provisions of this Agreement will be a violation of any of the terms, conditions or provisions of Seller's Declaration of Trust or Bylaws or of any material agreement or instrument to which Seller is a party or by which Seller or any of its material properties may be bound, or constitute a default or create a right of termination or acceleration thereunder, or result in the creation or imposition of any security interest, mortgage, lien, charge or encumbrance of any nature whatsoever upon Seller or any of its properties or assets.

          (d) Consents. No consent, approval, authorization, order, registration, filing or qualification of or with any
     (a) governmental authority, (b) stock exchange on which the securities of Seller are traded or (c) other person (whether acting in any individual, fiduciary or other capacity) is required to be made or obtained by Seller for the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, any approval of any class of security holders of Seller.

          (e) Conflicts and Pending Actions or Proceedings. There is no agreement to which Seller is a party or, to Seller's knowledge, binding on Seller which is in conflict with this Agreement. No court, tribunal or agency shall have issued an order, enjoining, restraining or prohibiting this Agreement or the complete consummation of the transactions contemplated hereby.

          (f) Leases and Rent Roll. The documents constituting the Leases that are delivered to Purchaser pursuant to Paragraph 2.1 are true, correct and complete copies of the Leases and all amendments and guarantees.

          (g) Service Contracts. The list of Service Contracts is true, correct, and complete in all material respects.
     Neither Seller nor, to Seller's knowledge, any other party is in default under any Service Contract.

          (h) Operating Statements. The Operating Statements show all material items of income and expense (operating and capital) incurred in connection with Seller's ownership, operation, and management of the Property for the periods indicated and are true, correct, and complete in all material respects.

          (i) Notice of Violations or Defects. Seller has received no written notice that the Property or the use thereof violates any governmental law or regulation, insurance requirement or any covenant or restriction encumbering such Property.

          (j) Ownership. Seller is the sole holder of marketable fee title to the Property.

          (k) Options. Seller has not entered into any contract for the sale of the Property, nor are there any rights of first refusals or options to purchase the Property or any portion thereof.

          (l) Hazardous Materials. To the actual knowledge of Seller's asset manager, Richard Flohr, there are no Hazardous Materials (hereinafter defined) on the Property, except those in compliance with all applicable federal, state and local laws, ordinances, rules and regulations. The terms "Hazardous Materials" as used in this Agreement shall include, without limitation, gasoline, petroleum products, asbestos containing-materials other than roofing felt, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, or any other substance or material defined as a hazardous or toxic substance or material by any federal, state or local law, ordinance, rule, or regulation.

          (m) Tax Increases. Seller has received no notice of any planned or proposed tax increase or assessment affecting the Property and has no knowledge that any portion of the Property is subject to or affected by any special assessments or that any such assessment has been proposed.

          (n) Condemnation. There is no pending condemnation proceeding with regard to all or part of the Property and Seller has no knowledge of any such proceeding contemplated or threatened by any governmental or quasi-governmental authority.

          (o) Rent Commissions. Other than as provided in the Leases and the commission agreements provided pursuant to Paragraph 2.1, no commission or other compensation is now or will hereafter become payable to any broker or other agent under any written or oral agreement or understanding with such broker or agent in relation to any of the Leases or under any renewal thereof.

          (p) Insurance Notices. Seller has not received any written notice from any insurance company that has issued a policy with respect to the Property requiring performance of any structural or other major repairs or alterations to the Property, which has not been complied with.

          (q) Employees. Seller employs no employees in connection with the management, operation or maintenance of the Property.

          7.2 Purchaser's Representations and Warranties. As a material inducement to Seller to execute this Agreement and consummate this transaction, Purchaser represents and warrants to Seller that:

          (a) Organization and Authority. Purchaser has been duly organized and is validly existing as a limited partnership, in good standing in the State of Delaware, and as of the Closing Date either Purchaser or its Affiliate to which the Property will be conveyed will be qualified to do business in the State of New York. Purchaser has the full right and authority and has obtained any and all consents required therefor to enter into this Agreement and to consummate or cause to be consummated the sale. This Agreement and all of the documents to be delivered by Purchaser at the Closing have been and will be authorized and properly executed and will constitute the valid and binding obligations of Purchaser, enforceable in accordance with their terms.

          (b) Conflicts and Pending Action. There is no agreement to which Purchaser is a party or to Purchaser's knowledge binding on Purchaser which is in conflict with this Agreement. There is no action or proceeding pending or to Purchaser's knowledge, threatened, against Purchaser or which challenges or impairs Purchaser's ability to execute or perform its obligations under this Agreement.

          7.3 Survival of Representations and Warranties. The representations and warranties set forth in this Article 7 are made as of the Initial Execution Date and are remade as of the Closing Date and shall not survive the Closing.

          7.4 DISCLAIMER OF WARRANTIES. EXCEPT AS SET FORTH IN THIS AGREEMENT OR IN ANY DOCUMENT EXECUTED PURSUANT TO OR IN CONNECTION WITH THIS AGREEMENT, THIS SALE AND CONVEYANCE IS MADE, AND PURCHASER AGREES TO ACCEPT POSSESSION OF THE PROPERTY, ON AN AS-IS BASIS WITH NO RIGHT OF SET-OFF OR REDUCTION IN PURCHASE PRICE AND SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, AS TO MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, THE STATE OF REPAIR OF THE PROPERTY, OR WITH RESPECT TO SOIL CONDITIONS OR THE PRESENCE OR RELEASE OF HAZARDOUS MATERIALS. THIS DISCLAIMER DOES NOT EFFECT AN ASSUMPTION OF ANY LIABILITY BY PURCHASER AND IT SHALL NOT BE CONSTRUED TO WAIVE ANY RIGHTS OF CONTRIBUTION OR INDEMNITY OR OTHERWISE AFFECT THE LIABILITIES OF THE PARTIES TO EACH OTHER OR TO THIRD PARTIES UNDER ENVIRONMENTAL LAWS.

                 ARTICLE 8:  [Intentionally Omitted]


                      ARTICLE 9:  MISCELLANEOUS

          9.1 Parties Bound. Neither party may assign this Agreement without the prior written consent of the other, and any such prohibited assignment shall be void; provided that Purchaser may assign this Agreement without Seller's consent to an Affiliate. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective legal representatives, successors, assigns, heirs, and devisees of the parties. For the purposes of this Paragraph 9.1, the term "Affiliate" means (a) an entity that directly or indirectly controls, is controlled by or is under common control with Purchaser or (b) an entity at least a majority of whose economic interest is owned by Purchaser; and the term "control" means the power to direct the management of such entity through voting rights, ownership or contractual obligations. No assignment shall relieve the assignor from any liability hereunder.

          9.2 Headings. The article and paragraph headings of this Agreement are for convenience only and in no way limit or enlarge the scope or meaning of the language hereof.

          9.3 Invalidity and Waiver. If any portion of this Agreement is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be deemed valid and operative, and effect shall be given to the intent manifested by the portion held invalid or inoperative. The failure by either party to enforce against the other any term or provision of this Agreement shall be deemed not to be a waiver of such party's right to enforce against the other party the same or any other such term or provision.

          9.4 Governing Law. This Agreement shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of New York.

          9.5 Survival. The following provisions of this Agreement shall survive the Closing and shall not be deemed to be merged into or waived by the instruments of Closing:
     1.3, 2.3, 4.6 (with respect to Seller's agreement to cooperate to assist in collecting insurance), 5.8, 5.09, 6.1(b), 7.4 and Article 9.

          9.6 No Third Party Beneficiary. This Agreement is not intended to give or confer any benefits, rights, privileges, claims, actions or remedies to any person or entity as a third party beneficiary, decree, or otherwise.

          9.7 Entirety and Amendments. This Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the Property. This Agreement may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

          9.8 Time. Time is of the essence in the performance of this Agreement.

          9.9 Confidentiality. Between the Initial Execution Date and for a period ending 1 year after the Closing Date, neither Seller nor Purchaser will release or cause or permit to be released any press notices, or publicity (oral or written) or advertising promotion relating to, or otherwise announce or disclose or cause or permit to be announced or disclosed, in any manner whatsoever, the terms, conditions or substance of this Agreement or press release relating thereto without first obtaining the written consent of the other party, which consent shall not be unreasonably withheld or delayed. Nothing in this Paragraph 9.9 shall preclude any party from (a) providing information with respect to or discussing the substance or any relevant details of such transactions with any of its attorneys, accountants, professional consultants, lenders, research analysts, partners, investors, or any prospective lender, partner or investor, as the case may be; or (b) making such disclosures as required by applicable federal, state and local law, rule and regulation, court order or rule or regulation of the New York Stock Exchange, including without limitation, governmental regulatory, disclosure, tax and reporting requirements, but each party shall consult with the other party, acting in good faith, as to the contents of any such disclosure described in this clause (b) prior to dissemination. In addition to any other remedies available to a party, each party shall have the right to seek equitable relief, including without limitation injunctive relief or specific performance, against the other party in order to enforce the provisions of this Paragraph 9.9.

          9.10 Attorneys' Fees. Should either party employ attorneys to enforce any of the provisions hereof, the party losing in any final judgment agrees to pay the prevailing party all reasonable costs, charges and expenses, including reasonable attorneys' fees, expended or incurred in connection therewith.

          9.11 Notices. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the following address:

          If to Seller:       Prudential Realty Trust
                              c/o The Prudential Insurance
                                Company of America
                              Attn:  Richard Flohr
                              751 Broad Street
                              Newark, New Jersey 07102-3777
                              Telephone:  201/802-8178
                              Facsimile:  201/824-4955

          With a copy to:     The Prudential Insurance Company of
                                America
                              Attn: Donna Dellechiaie
                              Associate Regional Counsel
                              Law Department
                              Newark Realty Group Office
                              Gateway III - 14th Floor
                              Newark, New Jersey 07102
                              Telephone:  201/802-5412
                              Facsimile:  201/802-7040

          If to Purchaser:    Reckson Operating Partnership, L.P.
                              Attn:  Scott Rechler
                              225 Broad Hollow Road
                              Mellville, New York 11747
                              Telephone:  516/694-6900
                              Facsimile:  516/756-1764

          With a copy to:     Brown & Wood
                              Attn:  David J. Weinberger
                              One World Trade Center
                              New York, New York 10048-0557
                              Telephone: 212/839-5521
                              Facsimile: 212/839-5599

          Any such notices shall be either (a) sent by certified mail, return receipt requested, in which case notice shall be deemed delivered three business days after deposit, postage prepaid in the U.S. Mail, (b) sent by overnight delivery using a nationally recognized overnight courier, in which case it shall be deemed delivered one business day after deposit with such courier, (c) sent by telefax, in which case notice shall be deemed delivered upon transmission of such notice, or (d) sent by personal delivery. The above addresses may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice.

          9.12 Calculation of Time Periods. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday. The last day of any period of time described herein shall be deemed to end at 6 p.m. EST.

          9.13 Information and Audit Cooperation. At Purchaser's request, at any time before the Closing, Seller agrees to provide to Purchaser's designated independent auditor access to the books and records of the Property and all related information regarding the period for which Purchaser is required to have such Property audited under the regulations of the Securities and Exchange Commission, and a representation letter regarding the books and records of the Property in substantially the form of Exhibit G attached hereto in connection with the normal course of auditing such Property in accordance with generally accepted auditing standards. The representation letter may be signed by the manager of the Property. Purchaser agrees to indemnify and hold harmless Seller from any claim, damage, loss, or liability to which Seller is at any time subjected by person who is not a party to this agreement as a result of its compliance with this Paragraph 9.15.

          9.14 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement. To facilitate execution of this Agreement, the parties may execute and exchange by telephone facsimile counterparts of the signature pages.

          9.15 Further Assurances. In addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by Seller to Purchaser at Closing, Seller agrees to perform, execute and deliver, but without any obligation to incur any additional liability or expense, on or after the Closing any further deliveries and assurances as may be reasonably necessary to consummate the transactions contemplated hereby or to further perfect the conveyance, transfer and assignment of the Property to Purchaser.

          9.16 Exculpation Provision. Prudential Realty Trust is a voluntary association established under the laws of the Commonwealth of Massachusetts by a Declaration of Trust dated June 19, 1985, which together with all amendments thereto, is on file with the Secretary of State of the Commonwealth of Massachusetts. The obligations of the Prudential Realty Trust are not personally binding upon, nor shall resort be made to the private property of any of the trustees, shareholders, officers, employees or agents of Prudential Realty Trust, but the property of Prudential Realty Trust shall be bound.

          9.18 Transfer Gains Tax. Seller will prepare and deliver to Purchaser the transferee questionnaires required of Purchaser to comply with Article 31-B of the New York Tax Law and any rules and regulations promulgated thereunder (the "Gains Tax Law") in connection with the sale of the Property. Purchaser shall execute, acknowledge and deliver to Seller, within 5 days after receipt from Seller, such transferee questionnaires. Seller shall, in a timely fashion, execute and acknowledge the transferor questionnaires required of Seller to comply with the Gains Tax Law and shall take all necessary and appropriate steps to obtain statements of tentative assessment under the Gains Tax Law and shall deliver the same to Purchaser at Closing. Seller shall pay the tax imposed under the Gains Tax Law upon the sale of the Property. Seller and Purchaser shall each complete and/or maintain any additional questionnaires, affidavits, documents and information (collectively "materials") as may be required to comply with the Gains Tax Law, including such materials as may be required in connection with any claim for refund. Each party shall fulfill its obligations under this Section 9.18 in a diligent and timely manner having due regard for the Closing Date. Any additional materials required of Purchaser that must be submitted to the applicable authority shall, instead, be delivered by Purchaser to Seller and Seller shall submit the same to the applicable authority, together with any materials required of Seller in accordance with this Paragraph.

                          SIGNATURE PAGE TO
                    AGREEMENT OF PURCHASE AND SALE
                            BY AND BETWEEN
                       PRUDENTIAL REALTY TRUST
                                 AND
                 RECKSON OPERATING PARTNERSHIP, L.P.



          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year written below.

                                   PRUDENTIAL REALTY TRUST



                                   By:  /s/ Joseph M. Selzer
                                       Joseph M. Selzer,
                                       Vice President
     Dated: August 25, 1995

                                                  "Seller"



                                   RECKSON OPERATING PARTNERSHIP,
                                        L.P.

                                   By: Reckson Associates Realty
                                        Corp.


                                        By:  /s/ Scott Rechler
                                            Scott Rechler,
                                            Executive Vice
                                            President
     Dated:  August 23, 1995


                                                 "Purchaser"

                   AGREEMENT OF PURCHASE AND SALE
                FOR HUNTINGTON BUSINESS CAMPUS I & II

                               EXHIBITS

     A -  Legal Description of Real Property

     B -  Form of Rent Roll

     C -  [Intentionally Omitted]

     D -  Form of Tenant Estoppel

     E -  Assignment of Leases, Service Contracts and Personal
               Property

     F -  Notice to Tenants

     G -  Audit Letter

                                                              EXHIBIT A
                  LEGAL DESCRIPTION OF REAL PROPERTY


     1660 Walt Whitman Road, Melville, New York and 520
     Broadhollow Road, Melville, New York, also known as:

          PARCEL 1

     ALL THAT CERTAIN PLOT, PIECE, OR PARCEL OF LAND, SITUATE,
     LYING, AND BEING IN THE TOWN OF HUNTINGTON, COUNTY OF
     SUFFOLK AND STATE OF NEW YORK BEING MORE PARTICULARLY
     BOUNDED AND DESCRIBED AS FOLLOWS:

     BEGINNING AT AN INTERIOR POINT AT THE SOUTH EAST CORNER OF THE HEREIN DESCRIBED PREMISES ON THE WESTERLY SIDE OF LAND NOW OR FORMERLY OF LONG ISLAND LIGHTING COMPANY WHERE THE SAME IS INTERSECTED BY THE NORTHERLY SIDE OF LAND NOW OR FORMERLY OF MERILLON PROPERTIES NV INC. SAID POINT OR PLACE OF BEGINNING BEING ALSO DISTANT 1200.67 FEET NORTHERLY AS MEASURED ALONG THE WESTERLY SIDE OF LAND NOW OR FORMERLY OF LONG ISLAND LIGHTING COMPANY FROM ITS INTERSECTION WITH THE NORTHERLY SIDE OF BAYLIS AVENUE; RUNNING THENCE FROM SAID POINT OR PLACE OF BEGINNING ALONG LAND NOW OR FORMERLY OF MERILLON PROPERTIES NV INC. NORTH 84 DEGREES, 13 MINUTES, 48 SECONDS WEST 566.63 FEET; THENCE NORTH 5 DEGREES, 46 MINUTES, 12 SECONDS EAST 470.58 FEET TO LAND NOW OR FORMERLY OF GBL 66 BUILDING CORP; RUNNING THENCE ALONG SAID LAST MENTIONED LAND AND ALONG LAND NOW OR FORMERLY OF PRUDENTIAL INSURANCE COMPANY. THE FOLLOWING TWO (2) COURSES AND
     DISTANCES:

     (1)  SOUTH 81 DEGREES, 38 MINUTES, 20 SECONDS EAST 634.81
     FEET; AND

     (2) SOUTH 78 DEGREES, 51 MINUTES, 10 SECONDS EAST 129.83 FEET TO LAND NOW OR FORMERLY OF LONG ISLAND LIGHTING COMPANY; THENCE ALONG SAID LAST MENTIONED LAND SOUTH 30 DEGREES, 22 MINUTES, 32 SECONDS WEST 472.63 FEET TO LAND NOW OR FORMERLY OF MERILLON PROPERTIES NV INC. AT THE POINT OR PLACE OF BEGINNING.

     FOR INFORMATION ONLY:  DISTRICT 0400 SECTION 268.00 BLOCK
     01.00 LOT 002.002 AND 002.001.


          PARCEL 2

     ALL THAT CERTAIN PLOT, PIECE, OR PARCEL OF LAND, SITUATE,
     LYING, AND BEING IN THE TOWN OF HUNTINGTON, COUNTY OF

     SUFFOLK AND STATE OF NEW YORK BEING MORE PARTICULARLY
     BOUNDED AND DESCRIBED AS FOLLOWS:

     BEGINNING AT A POINT IN THE EASTERLY SIDE OF WALT WHITMAN ROAD (AMITYVILLE HUNTINGTON ROAD) AT THE SOUTH WEST CORNER OF THE HEREIN DESCRIBED PREMISES WHERE THE SAME IS INTERSECTED BY THE NORTHERLY SIDE OF LAND NOW OR FORMERLY OF FRELAN ASSOCIATES SAID POINT OR PLACE OF BEGINNING BEING ALSO DISTANT 517.53 FEET NORTHERLY AS MEASURED ALONG THE EASTERLY SIDE OF WALT WHITMAN ROAD (AMITYVILLE HUNTINGTON
     ROAD) FROM THE CORNER FORMED BY THE INTERSECTION OF THE NORTHERLY SIDE OF BAYLIS AVENUE WITH THE EASTERLY SIDE OF WALT WHITMAN ROAD (AMITYVILLE HUNTINGTON ROAD); RUNNING THENCE FROM SAID POINT OR PLACE OF BEGINNING ALONG THE EASTERLY SIDE OF WALT WHITMAN ROAD (AMITYVILLE HUNTINGTON
     ROAD) THE FOLLOWING THREE (3) COURSES AND DISTANCES:

     (1)  NORTH 37 DEGREES, 37 MINUTES, 38 SECONDS EAST 281.18
     FEET:

     (2)  NORTH 26 DEGREES, 21 MINUTES, 30 SECONDS EAST 258.02
     FEET; AND

     (3) NORTH 20 DEGREES, 42 MINUTES, 00 SECONDS EAST 16.20 FEET TO LAND NOW OR FORMERLY OF GBL 66 BUILDING CORPORATION; THENCE ALONG SAID LAST MENTIONED LAND SOUTH 81 DEGREES, 38 MINUTES, 20 SECONDS EAST 483.28 FEET; THENCE SOUTH 5 DEGREES, 46 MINUTES, 12 SECONDS WEST 470.58 FEET TO LAND NOW OR FORMERLY OF MERILLON PROPERTIES NV INC.; THENCE ALONG SAID LAST MENTIONED LAND AND ALONG LAND NOW OR FORMERLY OF FRELEN ASSOCIATES THE FOLLOWING TWO (2) COURSES AND
     DISTANCES:

     (1)  NORTH 84 DEGREES, 13 MINUTES, 48 SECONDS WEST 113.23
     FEET; AND

     (2)  NORTH 84 DEGREES, 33 MINUTES, 58 SECONDS WEST 612.89
     FEET TO THE EASTERLY SIDE OF WALT WHITMAN ROAD (AMITYVILLE
     HUNTINGTON ROAD) AT THE POINT OR PLACE OF BEGINNING.

     FOR INFORMATION ONLY:  DISTRICT 0400 SECTION 268.00 BLOCK
          01.00 LOT 002.002 AND 002.001.


                                                               EXHIBIT B

                          FORM OF RENT ROLL


Hungtington Business Campus
Rent Roll as of





Tenant


Square
Feet

Lease
Commencement
Date

Lease
Expiration
Date

Date of
Lease
Amendments

$ Current
Annual
Base Rent


$ Monthly/
Annual
Escalations/
Recoveries


$ Security
Deposit



Arrearages


Subsequent
Brokerage
Commissions
($'s and Date)

                                                           EXHIBIT D

                       FORM OF TENANT ESTOPPEL

                                    _______________________ , 19______


     Prudential Realty Trust
     751 Broad Street
     Newark, New Jersey  07102-3777

     Reckson Operating Partnership, L.P.
     225 Broad Hollow Road
     Melville, New York  11747

     Dear Sirs:

               As the present owner and holder of the Tenant's interest under the Lease described in Exhibit A attached hereto (the "Lease"), the undersigned hereby represents to you that as of the date hereof (i) the Lease has not been modified or amended, except as specifically set forth in Exhibit A, (ii) the Lease is in full force and effect and the term thereof commenced on _______________, 19_____ pursuant to the provisions thereof, (iii) the premises demised under the Lease have been completed and the undersigned has taken possession of the same on a rent-paying basis, (iv) neither the undersigned nor the Landlord under the Lease is in default under any of the terms, covenants or provisions of the Lease and the undersigned knows of no event which, but for the passage of time or the giving of notice, or both, would constitute an event of default under the Lease by the undersigned or the Landlord thereunder, (v) neither the undersigned nor the Landlord under the Lease has commenced any action or given or received any notice for the purpose of terminating the Lease, (vi) all rents, additional rents and other sums due and payable under the Lease have been paid in full and no rents, additional rents or other sums payable under the Lease have been paid for more than one (1) month in advance of the due dates thereof, (vii) there are no offsets or defenses to the payment of the rents, additional rents, or other sums payable under the Lease and the undersigned is not entitled to any concessions, and (viii) the undersigned has no option or right of first refusal to purchase the premises demised under the Lease or any portion thereof.

                                        Very truly yours,

                              EXHIBIT A

                      (Description of the Lease)



     Lease dated ___________________,19____ entered into between
     ____________________________________________________________
     _______________________________________________, as
     Landlord, and _____________________________________, as
          Tenant.

                                                             EXHIBIT E

         ASSIGNMENT OF LEASES, SERVICE CONTRACTS AND PERSONAL
     PROPERTY


          This instrument is executed and delivered pursuant to that certain Agreement of Purchase and Sale ("Agreement") dated ________________ between Prudential Realty Trust, a Massachusetts business trust ("Seller") and ___________________________, a _______________________
     ("Purchaser") covering the real property described in Exhibit A attached hereto ("Real Property").

          1. Assignment and Assumption. For good and valuable consideration Seller hereby assigns, transfers, sets over and conveys to Purchaser, and Purchaser hereby accepts:

          (a) Leases. All of the landlord's right, title and interest in and to the tenant leases ("Leases") covering the Real Property as set forth on the Rent Roll attached hereto as Exhibit B, and Purchaser hereby assumes all of the landlord's obligations under the Leases arising from and after the Closing Date (as defined in the Agreement) but as to the landlord's obligations with regard to security deposits and other deposits only to the extent the security deposits and other deposits have been transferred or credited to Purchaser;

          (b) Tangible Personalty. All of the furniture, fixtures, equipment, interior appliances, machines, apparatus, supplies and personal property of every nature and description and all replacements thereof now owned by Seller (including any interest in such property that is leased by Seller) and located in or on the property except any such personal property belonging to tenants under the Leases;

          (c) Intangible Personalty. All the right, title and interest of Seller in and to any and all of the intangible personal property related to the Real Property to the extent such property is assignable, including, without limitation, all trade names and trademarks associated with the Real Property including Seller's interest in the name of the Real Property to the extent, if any, Seller has any such rights to trademarks, the plans and specifications and other architectural and engineering drawings for the Real Property and improvements located on the Real Property; warranties; contract rights related to the construction, operation, ownership or management of the Real Property (but excluding Seller's obligations under contracts except those expressly assumed in this instrument); governmental permits, approvals and licenses to the extent assignable; and telephone exchange numbers (if assignable); and

          (d) Service Contracts. The service contracts described in Exhibit C attached hereto, and Purchaser hereby assumes the obligations of Seller under such service contracts arising from and after the Closing Date.

          2. Warranty. Seller warrants and defends title to the above-described property unto Purchaser, its successors and assigns, against any person or entity claiming, or to claim, the same or any part thereof by, through or under Seller, but not otherwise, subject only to the Permitted Exceptions as defined in the Agreement.


                                   SELLER:




                                   By:
                                   Name:
                                   Title:


                                   PURCHASER:




                                   By:
                                   Name:
                                   Title:


                               [ACKNOWLEDGEMENT]

                                                            EXHIBIT F
                             (LETTERHEAD)

                          NOTICE TO TENANTS

                                 [Date]
     [Name]
     [Address]
     [City/State/ZIP]

          Re:  Property Address
               City, State

     Dear [Tenant]:

          Please be advised that the premises of which you are a tenant at the above referenced property, and the landlord's interest in your lease, were purchased on [Date], by ________________________, a __________________________. Any
     security deposits were transferred to
     __________________________.  All payments, rent and
     otherwise, should be made payable to:
     and directed to:

               [Company Name]
               [Address]
               [City, State, ZIP]

          Any notices, required to be sent pursuant to your lease, and any inquiries or concerns should be sent and/or directed to: (with copy to)




               Attention:

                                   Very truly yours,

                                   [Seller's Name]

                                   By:



                                   By:

                                                             EXHIBIT G

                             AUDIT LETTER


     __________________________
     __________________________
     __________________________

     Dear Sirs:

          We are writing at your request to confirm our understanding that your audit of the statement of operating income for the year ended ______________, 199_, was made for the purpose of expressing an opinion as to whether the statement of operating income presents fairly, in all material respects, the results of operations of [Name of Project] in conformity with generally accepted accounting principles. These representations are made exclusively to [Auditor] and not to the buyer of the Project or any other third party and only relate to the period in the above year during which the undersigned was the owner of the subject Project. In connection with your ______________, 199_ audit we confirm, to the best of our knowledge and belief without any duty of inquiry or investigation, with respect to our daily operations, the following representations made during your audit:

     1. We have made available to you all financial records and related data concerning this Project, which are in our possession.

     2.   We are not aware of any:

          a. Irregularities involving any member of management that could have a materially adverse effect on the statement of operating income.

          b. Notices of violations of laws or regulations, the effects of which should be considered for disclosure in the financial statements or as a basis for recording a loss contingency.

          c. Material events that have occurred subsequent to _____________, 19__ to the subject Project during which the undersigned was the owner of the subject Project that would require adjustment to the books and records of the subject Project and/or disclosure to the statement of operating income.

     3. To the best of our knowledge, we [the owner of the Project, if the property manager is signing] have complied with all material aspects of contractual agreements relating to the subject Project (e.g., management contracts) that would have a material effect on the statement of operating income in the event of noncompliance.

                                        [                       ]


                                        By:
                                        Name:
                                        Title: